UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2014
 Date of Report (Date of earliest event reported)

DIAMANTE MINERALS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-55233	27-3816969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Park Avenue, South Suite 92302 New York, NY	10003-1502
(Address of principal executive offices)	(Zip Code)

250-860-8599
 Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
1.01	Entry Into a Material Definitive Agreement
3.02	Unregistered Sales of Equity Securities
9.01	Financial Statements and Exhibits

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01                          Entry into a Material Definitive Agreement

Joint Venture Agreement

On November 20, 2014, Diamante Minerals, Inc. ("Diamante" or the "Company") entered into a joint venture agreement with Mineracao Batovi Ltda. (Mineracao"), a Brazilian mineral exploration corporation.  The joint venture agreement contemplates the establishment of a new corporation ("Newco") in Brazil to develop, finance and operate a diamond exploration project located to the north of Paranatinga in Mato Grosso, Brazil (the "Mato Grosso Project").

Pursuant to the agreement, within three days following the incorporation of Newco, Diamante will contribute $1,000,000 in cash to Newco in return for a 20% equity interest, and Mineracao will contribute the mineral claims underlying the Mato Grosso Project to Newco in return for an 80% equity interest. Diamante may earn an additional 29% equity interest in Newco by funding $2,000,000 of Newco's exploration expenses no later than November 20, 2017.

The agreement provides that Newco is to be managed by a board of directors comprised of two representatives from each of Diamante and Mineracao, provided that if Diamante fails to earn an additional 29% equity interest in Newco by November 20, 2017, Newco's board of directors will be comprised of three representatives of Mineracao and one representative of Diamante.  Diamante will cease to be entitled to any representation on Newco's board of directors if Diamante's equity interest in Newco is reduced to 10% or less.

Certain specified matters are will be subject to the approval of at least three of the four members of Newco's board of directors, including the adoption of Newco's annual budget and any amendments thereto, the scope and purpose of a feasibility study for Newco (including the determination that the study is positive), and the decision to mine and commence commercial production.

Until Diamante earns the additional 29% equity interest in Newco, and so long as Diamante elects to participate in the joint venture, Diamante will bear 100% of Newco's expenses (up to the total amount of $3,000,000, including Diamante's initial $1,000,000 contribution to Newco), provided that all such expenses are first approved in writing by Diamante's representatives on Newco's board of directors.

The parties have agreed to cause Newco to engage Kel-Ex Development Ltd., a privately-held British Columbia corporation that is under common control with Mineracao, to carry out exploration activities on the Mato Grosso Project in accordance with approved budgets.  Kel-Ex Development Ltd. will be entitled to charge a 10% administration fee on all exploration expenditures incurred under $50,000 and 5% on all exploration expenditures incurred over $50,000.  In addition, Diamante has issued 2,700,000 fully-paid and non-assessable common shares to Kel-Ex Development under the agreement.

SECTION 3 – Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities
On December 5, 2014, the Company issued 2,700,000 fully-paid and non-assessable common shares to Kel-Ex Development Ltd. pursuant to the Company's joint venture agreement with Mineracao Batovi Ltda., in connection with Kel-Ex Development's anticipated appointment as the operator of the Mato Grosso Project.  The shares were issued as of November 20, 2014 (being the date of the joint venture agreement) at a deemed price of $1.87 per share, which reflects a 37% discount from the closing price of the Company's common shares on the OTC Bulletin Board of $2.96 on that date since the shares are "restricted securities" as defined in Rule 144(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").  The Company relied on the exemption from registration provided by Rule 903 of Regulation S under the Securities Act.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
Exhibits.
Exhibit Number	Description
10.1	Joint Venture Agreement dated November 20, 2014 between Diamante Minerals, Inc. and Mineracao Batovi Ltda.*
99.1	News release of Diamante Minerals, Inc. dated November 24, 2014*
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMANTE MINERALS INC.
DATE: December 10, 2014	By: /s/ Chad Ulansky Chad Ulanksy Chairman and Chief Executive Officer